Cardiff Oncology Announces Executive Leadership Changes as it Transitions to Late-Stage Clinical Development

SAN DIEGO — January 27, 2026 — Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company leveraging PLK1 inhibition to develop novel therapies across a range of cancers, today announced a leadership transition designed to support the Company’s next phase of growth and advancement toward late-stage development and key clinical and corporate milestones.

Mani Mohindru, PhD, a member of Cardiff Oncology’s Board of Directors since 2021 and a seasoned biotech executive, has been appointed interim Chief Executive Officer, effective immediately. Mark Erlander, PhD, Chief Executive Officer, and James Levine, Chief Financial Officer, have stepped down from their respective roles.

As part of this transition, Ms. Brigitte Lindsay has been promoted to the role of Chief Accounting Officer, ensuring continuity within the finance function. She has been with the Company for more than 14 years and was most recently the Senior Vice President of Finance. The Company has initiated a search for a permanent Chief Executive Officer and Chief Financial Officer.

Cardiff Oncology’s lead product candidate, onvansertib, a highly specific, oral PLK1 inhibitor, is currently in mid-stage clinical development for RAS-mutated metastatic colorectal cancer (mCRC) and is also being evaluated as a single agent and in combinations across multiple additional cancers in investigator-initiated studies, including metastatic pancreatic ductal adenocarcinoma, small cell lung cancer, triple-negative breast cancer, and chronic myelomonocytic leukemia. The leadership transition reflects the Company’s focus on execution and clinical advancement as its programs mature.

“As Cardiff Oncology prepares for the next stage of clinical and corporate development, the Board concluded that this was the right moment to align executive and financial leadership with the Company’s evolving needs,” said Rodney S. Markin, MD, PhD, Chairman of the Board. “We want to express our sincere gratitude to Mark and Jamie for their significant contributions in guiding Cardiff to where it stands today—especially in the progress of our lead product candidate in first-line RAS-mutated mCRC, an area of high unmet need where there have not been any significant advancements in many years. Looking forward, we are confident in Dr. Mohindru’s ability to lead the Company at this key moment in onvansertib’s clinical development, as she brings a rare combination of deep scientific training, operational leadership, and capital markets expertise.”

“Cardiff Oncology has built a strong scientific and clinical foundation around PLK1 inhibition, with onvansertib demonstrating encouraging activity in a challenging to treat patient population,” said Mani Mohindru, PhD, interim Chief Executive Officer. “Given onvansertib’s activity in RAS-mutated mCRC as well as encouraging single agent data, there is potential to extend its benefit to other solid tumors and hematologic malignancies. I look forward to working closely with the Board and the team to sharpen our strategic priorities, advance our clinical programs, and thoughtfully position the Company for late-stage development while maintaining a disciplined approach to capital and execution.”

Dr. Mohindru is an experienced biotechnology executive with leadership experience spanning drug development, corporate strategy, and capital markets. She is the founder of Roshon Therapeutics, a private biotechnology company focused on developing novel therapies for cancer and inflammatory diseases, and currently serves on the Board of Directors of CytomX Therapeutics, Inc. (Nasdaq: CTMX). Previously, Dr. Mohindru served as Chief Executive Officer and Board Director of Novasenta and CereXis, and held senior leadership roles at public biotechnology companies including Cara Therapeutics, Inc. and Curis, Inc.

Earlier in her career, Dr. Mohindru was an equity research analyst covering the biotechnology sector at UBS, Credit Suisse, and ThinkEquity. She currently serves on the Executive Advisory Board of the CLP Institute at Northwestern University and the Scientific Investment Advisory Committee of the Gates Institute at the University of Colorado. Dr. Mohindru holds a PhD in Neurosciences from Northwestern University, as well as a BS in Human Biology and a Master’s degree in Biotechnology from the All India Institute of Medical Sciences in New Delhi, India.

About Cardiff Oncology, Inc.
Cardiff Oncology is a clinical-stage biotechnology company advancing innovative cancer treatments focused on PLK1 inhibition, a validated oncology target with practice-changing potential. Our lead asset, onvansertib, is a highly specific, oral PLK1 inhibitor currently being evaluated in a Phase 2 trial for first-line treatment of RAS-mutated metastatic colorectal cancer (mCRC), addressing a large, underserved patient population with high unmet need. Onvansertib is also under investigation in other PLK1-driven cancers through ongoing investigator-initiated trials and has shown robust single agent clinical activity in hard-to-treat tumors. By targeting tumor vulnerabilities, we aim to overcome treatment resistance and deliver improved clinical outcomes for patients.

For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our ability to conduct a successful search for and hire a permanent CEO and

CFO, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidate; results of preclinical studies or clinical trials for our product candidate could be unfavorable or delayed; our need for additional financing; risks related to business interruptions, including the outbreak of COVID-19 coronavirus and cyber-attacks on our information technology infrastructure, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that our product candidate will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that our product candidate will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Investor Contact:
Candice Masse
Astr Partners
candice.masse@astrpartners.com

Media Contact:
Amy Bonanno
Lyra Strategic Advisory
abonanno@lyraadvisory.com